Exhibit 10.5

EXECUTION VERSION

This 364-DAY REVOLVING CREDIT FORBEARANCE AGREEMENT (as may be amended, supplemented or otherwise modified, this “Agreement”), dated as of July 1, 2019, is by and among WEATHERFORD INTERNATIONAL LTD., a Bermuda exempted company (“WIL-Bermuda”), WEATHERFORD INTERNATIONAL PLC, an Irish public limited company (“WIL-Ireland”), the other subsidiaries of WIL-Ireland party hereto (collectively with WIL-Bermuda, the “Borrowers” and the Borrowers collectively with WIL-Ireland, the “Obligors”), the Lenders (as defined below) party hereto and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and MORGAN STANLEY SENIOR FUNDING, INC., as collateral agent for the Lenders (in such capacity, the “Collateral Agent”).

W I T N E S S E T H :

WHEREAS, the Borrowers, WIL-Ireland, the lending and other financial institutions from time to time party thereto as lenders (collectively, the “Lenders”), the Administrative Agent, the Swingline Lender and the Collateral Agent are parties to the 364-Day Revolving Credit Agreement dated as of August 16, 2018 (as heretofore amended, restated, supplemented or otherwise modified, the “Credit Agreement”).

WHEREAS, pursuant to the Credit Agreement the Lenders have made certain loans to the Borrowers.

WHEREAS, each of the Obligors hereby acknowledges and agrees that as of the date hereof certain Defaults and Events of Default have occurred under the Credit Agreement and that after the date hereof certain Defaults and Events of Default may occur under the Credit Agreement (such Defaults and Events of Default, the “Specified Events of Default”).

WHEREAS, (i) as a result of the occurrence of the Specified Events of Default under the Credit Agreement, the Administrative Agent and the Lenders are entitled to exercise at any time their rights and remedies and to commence enforcement, litigation and collection actions under the Credit Agreement, the other Loan Documents and applicable law, including without limitation, to terminate the Commitments, to set off funds, foreclose on liens and to declare to be immediately due and payable the principal amount of the Loans now outstanding, all accrued interest, fees and the other obligations of the Obligors accrued under the Credit Agreement and the other Loan Documents (such rights, remedies and actions, other than as described in the following clause (ii), collectively, the “Enforcement Actions”), in each case in accordance with the Loan Documents and applicable law and (ii) as a result of one or more Specified Events of Default, the Commitments shall automatically terminate and the Loans and other Obligations then outstanding shall automatically become due and payable.

WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders agree to forbear from taking any Enforcement Actions to afford the Borrowers and WIL-Ireland  (WIL-Ireland, together with WIL-Bermuda and Weatherford International, LLC, a Delaware limited liability company, the “Debtors”) an opportunity to pursue a financial restructuring in accordance with the restructuring support agreement, dated as of May 10, 2019 (as amended, supplemented or otherwise modified from time to time, subject to the terms hereof, the “RSA”), with the holders of Existing Senior Notes (the “Noteholders”) issued pursuant to the Existing Senior Notes Indentures.

WHEREAS, the Lenders hereto have agreed to such request, subject to the terms and provisions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                            DEFINITIONS.  Unless otherwise defined herein, capitalized terms are used herein as defined in the Credit Agreement and the following terms shall have the following meanings:

(a)                                 “Bankruptcy Code” means chapter 11 of title 11 of the Unites Sates Code, 11 U.S.C. § § 101-1532 (as amended).

(b)                                 “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas.

(c)                                  “Chapter 11 Cases” means the jointly-administered voluntary cases to be  commenced by the Debtors under chapter 11 of the Bankruptcy Code in the Bankruptcy Court.

(d)                                 “DIP Financing” has the meaning specified in the RSA as in effect on the date hereof, which shall not exceed $1.75 billion in aggregate principal amount.

SECTION 2.                            ACKNOWLEDGEMENTS.

2.1                               Amount of Obligations.

Each Obligor acknowledges and agrees that (i) as of July 1, 2019, the Secured Obligations included, without limitation, the amounts set forth on Schedule I attached hereto on account of (A) the outstanding unpaid amount of principal of, accrued and unpaid interest on, and fees and commissions related to, the Loans, (B) the aggregate unpaid Banking Services Obligations, and (C) the aggregate unpaid Swap Obligations (if any), and (ii) such Obligor is indebted to the Credit Parties (or, to the extent applicable with respect to the Swap Obligations and Banking Services Obligations, their Affiliates), to the extent provided in the Collateral Documents and Guaranty Agreements, as applicable, for such Secured Obligations and all other Secured Obligations, in each case, only to the extent required by such Collateral Documents to which it is a party, without defense, counterclaim or offset of any kind (other than the defense that Payment in Full has occurred), and such Obligor ratifies and reaffirms the validity, enforceability and binding nature of all such Secured Obligations to the extent provided in such Collateral Documents and Guaranty Agreements.

2.2                               Events of Default.  Each Obligor acknowledges and agrees that (a) Specified Events of Default exist, and will continue to exist, after the Forbearance Effective Date (as defined below) and (b) absent the agreement of the Credit Parties to forbear from taking Enforcement Actions as provided in this Agreement, the occurrence of the Specified Events of Default entitles one or more Credit Parties at any time to take one or more Enforcement Actions.

2.3                               Guarantee and Collateral.  Each Obligor ratifies and reaffirms the validity and enforceability (without defense, counterclaim or offset of any kind (other than the defense that Payment in Full has occurred)) of the Guarantees and, if applicable with respect to such Obligor, Collateral granted in support of the Secured Obligations by such Obligor to the Administrative Agent, for the benefit of the Lenders, pursuant to the Guaranty Agreements and Collateral Documents (if any) to which such Obligor is a party. Each Obligor acknowledges and agrees that all such Guarantees and, if applicable, Collateral provided by such Obligor continue to guarantee and support the Secured Obligations to the extent provided in such Guaranty Agreements and Collateral Documents notwithstanding the occurrence of the Forbearance Effective Date.

SECTION 3.                            FORBEARANCE.

3.1                               Forbearance Period.

(a)                                 Subject to the terms and conditions of this Agreement, the Credit Parties shall forbear from taking any Enforcement Actions as a result of the occurrence of the Specified Events of Default during the period from and including the Forbearance Effective Date until, the Administrative Agent, on behalf of the Credit Parties, or at the request of the Required Lenders provides a notice of termination to the Borrowers or any other Obligor after the earliest to occur of any of the following events (each such event, a “Forbearance Termination Event”; the date of delivery of such notice, the “Forbearance Termination Date”; and such period, the “Forbearance Period”):

(i)                                     11:59 p.m. (New York City time) on the date that is five Business Days after the commencement of the Chapter 11 Cases;

(ii)                                  11:59 p.m. (New York City time) on July 15, 2019 if the Debtors have not commenced the Chapter 11 Cases;

(iii)                               The occurrence of a Default or an Event of Default under Section 9.01(a) of the Credit Agreement, whether or not constituting a Specified Event of Default, if at that time the Debtors have not commenced the Chapter 11 Cases;

(iv)                              The RSA (as in effect on the date hereof) is either terminated or modified in a manner that is adverse to the Lenders;

(v)                                 (A) The interim order approving the DIP Financing does not provide for authority to repay in full the Secured Obligations as set forth in (iv) below or (B) the interim order of the Bankruptcy Court approving the credit agreement governing the DIP Financing (the “DIP Agreement”) is not reasonably satisfactory to the Required Lenders as to the matters addressed in this Agreement or has been modified in a manner that is materially adverse to the Lenders;

(vi)                              The Secured Obligations are not repaid substantially concurrently with the date of the closing of the DIP Financing and the initial draw thereunder;

(vii)                           The Bankruptcy Court enters an order converting one or more of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code or dismissing any of the Chapter 11 Cases;

(viii)                        The Bankruptcy Court enters an order appointing a trustee, receiver, or examiner with expanded powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code in one or more of the Chapter 11 Cases;

(ix)                              Either (i) any Debtor files with the Bankruptcy Court a motion, application, or adversary proceeding (or any Debtor supports any such motion, application, or adversary proceeding filed or commenced by any third party) (A) challenging the validity, enforceability, scope or priority of, or seeking avoidance or subordination of, the claims of any Credit Party or (B) asserting any other cause of action against any Credit Party or (ii) the Bankruptcy Court enters an order providing relief against any Credit Party with respect to any of the foregoing causes of action or proceedings filed by any Debtor;

(x)                                 Any insolvency proceeding against or in respect of any Obligor that is not a Debtor;

(xi)                              Any representation or warranty made by any Obligor in this Agreement proving to have been untrue or inaccurate in any material respect (except to the extent qualified by materiality, in which case such representation shall have been untrue or inaccurate in any respect) on or as of the date made or deemed made, except where such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall have been untrue or inaccurate in any material respect (except to the extent qualified by materiality, in which case such representation shall have been untrue or inaccurate in any respect) as of such earlier date;

(xii)                           The failure of any Obligor to (A) pay any amount required by Section 4.1 in accordance with such Section or (B) perform, as and when required, any of its respective covenants or other obligations set forth in this Agreement (it being understood that time is of the essence for each such covenant and obligation), including without limitation, any provision of Section 4 below and, in the case of clause (B), such failure shall remain unremedied for 5 calendar days after the earlier to occur of (i) receipt by a Principal Financial Officer of any Obligor of written notice of such failure (given by the Administrative Agent or any Lender) and (ii) a Principal Financial Officer of any Obligor otherwise becoming aware of such failure.

(b)                                 Notwithstanding anything to the contrary contained herein or in any Loan Document, the Specified Events of Default constitute actionable Defaults and Events of Default for the purpose of triggering any and all limitations, restrictions or prohibitions on certain actions that may be taken or omitted or otherwise acquiesced to by or on behalf of any Obligor pursuant to the Credit Agreement or any other Loan Document, including, without limitation, any and all limitations, restrictions or prohibitions with respect to any distribution, advance or other payment directly or indirectly from or for the benefit of any Obligor to any other Obligor, any direct or indirect owner of an equity interest in any Obligor or any Affiliate of any of the foregoing and any actions or inactions taken or omitted or otherwise acquiesced to, by or on behalf of any Obligor in violation of such provisions, in each case while any Default or Event of Default (including the Specified Events of Default) exists, will constitute additional Events of Default under the Credit Agreement and the other Loan Documents under this Agreement; provided, however, prior to and only until the occurrence of a Forbearance Termination Event (i)  a Specified Event of Default shall not constitute an Event of Default for the purposes of Section 2.05(e) of the Credit Agreement, and (ii) a Specified Event of Default shall not constitute a Default or Event of Default for the purposes of Sections 7.09(d), 8.02(a) (without giving effect to clause (D)(2) thereof), 8.02(c)(i), 8.05(d), 8.05(j), 8.06(f)(ii) and 8.08(k) of the Credit Agreement so long as (x) any transaction sought to be consummated by the Obligors under such Sections shall be permitted by the DIP Agreement (as amended, supplemented or otherwise modified from time to time) and the Obligors shall otherwise comply with the terms of the Credit Agreement in respect of such transactions.

3.2                               Limitation on Forbearance.  Each Obligor acknowledges and agrees that, notwithstanding the agreement of the Credit Parties to forbear from taking any Enforcement Actions during the Forbearance Period in respect of the Specified Events of Default, (i) such forbearance shall not constitute a waiver of the occurrence or the continuance of any Event of Default (including the Specified Events of Default), and each such Event of Default which has occurred and is otherwise still continuing shall continue to exist during and after the Forbearance Effective Date, (ii) nothing contained in this Agreement shall be construed to limit or affect the right of the Credit Parties to bring or maintain during the Forbearance Period any action to enforce or interpret any term or provision of this Agreement and (iii) nothing contained in this Agreement shall be construed to limit or affect the right of the Credit Parties to take protective actions in the Chapter 11 Cases, including to enforce the terms of this Agreement and filing (x) responsive pleadings in respect of actions taken or relief sought in the Chapter 11 Cases that is adverse to the Credit Parties and (y) a proof of claim in the Chapter 11 Cases.

3.3                               Enforcement Actions After Forbearance Period.  Each Obligor acknowledges and agrees that, on the Forbearance Termination Date, the Forbearance Period shall automatically terminate and the agreement of the Credit Parties to forbear from taking any Enforcement Actions in respect of the Specified Events of Default shall immediately and automatically cease and be of no further force or effect, and the Credit Parties shall be entitled to immediately take any or all Enforcement Actions under (and in accordance with) the Credit Agreement, the other Loan Documents and applicable law, all without further notice or demand, in respect of the Specified Events of Default or any other Event of Default then existing. The Credit Parties shall have no obligation whatsoever to extend the maturity of the Credit Agreement, waive any Events of Default, defer any payments, or, following the Forbearance Termination Date, further forbear from exercising their rights and remedies.  The Debtors, in their capacity as such, acknowledge and agree and shall not dispute that after the commencement of the Chapter 11 Cases, the termination of this Agreement and the giving of any notice hereunder shall not be a violation of the automatic stay of section 362 of the Bankruptcy Code (and the Debtors hereby waive, to the fullest extent permitted by law, the applicability of the automatic stay to the taking of such action and, to the extent the Bankruptcy Court determines that automatic stay applies to taking such action, the Debtors consent to any relief that the Credit Parties requires to taking such action).

SECTION 4.                            AGREEMENTS.  To induce the Credit Parties to enter into this Agreement, the Borrowers agree as follows:

4.1                               Payment of Fees and Expenses.  The Obligors hereby agree to pay on the Forbearance Effective Date to the extent invoiced to the Borrowers at least two (2) Business Days prior thereto the reasonable and documented out-of-pocket accrued expenses of the Administrative Agent, including, without limitation, the reasonable and documented fees, charges and disbursements of Simpson Thacher & Bartlett LLP, Sidley Austin LLP, one counsel in each applicable jurisdiction and FTI Consulting, in each case, to the extent such fees, charges and disbursements are related to this Agreement, the Loan Documents or as otherwise provided in Section 11.03 of the Credit Agreement.

4.2                               Default Interest.  Each of the Obligors hereby agrees that on and after the Forbearance Termination Date until Payment in Full interest on the outstanding Obligations shall accrue at the default rate provided under Section 2.10(d) of the Credit Agreement at the Alternate Base Rate or the Adjusted LIBO Rate, as applicable.

4.3                               No Obligation to Extend Credit. On and after the date hereof, the Credit Parties have no obligation to make Loans.  On and after the date hereof, any amounts repaid may not be reborrowed.

SECTION 5.                            CONDITIONS PRECEDENT.

5.1                               Forbearance Effective Date. This Agreement shall become effective (the “Forbearance Effective Date”) on the first date on which all of the following conditions have been satisfied or waived by the Administrative Agent and the Required Lenders:

(a)                                 Execution and Delivery.  The Administrative Agent shall have received counterparts of this Agreement duly executed by (a) the Borrowers, WIL-Ireland and the other Guarantors and (b) the Required Lenders.

(b)                                 DIP Budget.  The Administrative Agent shall have received a projected statement of sources and uses of cash for the Debtors and the North American DIP Guarantors on a consolidated basis, broken down by weeks, for the succeeding 13 calendar weeks.

(c)                                  No Default.  Upon giving effect to this Agreement, there shall be no Default or Event of Default (other than the Specified Events of Default).

(d)                                 RSA Effectiveness. The RSA shall be in full force and effect, and at least 66 and 2/3% of the Noteholders shall be bound thereby.

(e)                                  Payment of Fees.  The Obligors shall have paid such amounts required under Section 4.1.

(f)                                   Representations and Warranties.  As of the Forbearance Effective Date, the representations and warranties contained in this Agreement, the Credit Agreement and in each other Loan Document (other than with respect to Specified Events of Default) shall be true and correct in all material respects (or in any respect to the extent such representation or warranty is qualified by materiality) on and as of the Forbearance Effective Date as if made on and as of the Forbearance Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (or in any respect to the extent such representation or warranty is qualified by materiality) on and as of such earlier date.

SECTION 6.                            REPRESENTATIONS AND WARRANTIES.  In order to induce the Credit Parties party hereto to enter into this Agreement, the Obligors hereby represent and warrant to the Credit Parties that:

(a)                                 each Obligor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement;

(b)                                 the representations and warranties of each Obligor contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Forbearance Effective Date (except with respect to the Specified Events of Default) as if made on and as of the Forbearance Effective Date, except where such representations and warranties expressly relate to an earlier date in which case such representations and warranties were true and correct in all material respects as of such earlier date;

(c)                                  the execution, delivery, and performance by each Obligor of this Agreement, (i) have been duly authorized by all necessary corporate, partnership or other proceedings on its part or on its behalf, (ii) does not and will not violate any applicable law or regulation applicable to such

Obligor or the charter, limited liability company agreement, by-laws or other organizational documents of such Obligor or any order of any Governmental Authority, (iii) does not require any consent or approval of, registration or filing with (other than any disclosure filing), or any other action by, any Governmental Authority, except as have been made or obtained or made and are in full force; and

(d)                                 this Agreement constitutes the legal, valid and binding obligation of each Obligor, enforceable against such Obligor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 7.                            CONTINUING EFFECT.  The Credit Agreement shall continue to be and shall remain in full force and effect in accordance with its terms. Except as expressly provided herein, this Agreement (i) shall not constitute an amendment, waiver or modification of any provision of the Credit Agreement and (ii) shall not be construed as an amendment, waiver or modification of any action on the part of the Borrowers or the other Obligors that would require an amendment, waiver or consent of the Credit Parties. This Agreement is a Loan Document.

SECTION 8.                            CONSENT OF GUARANTORS.  Each of the Guarantors hereby consents to this Agreement.

SECTION 9.                            RELEASE.  On and as of the Forbearance Effective Date, each of the Obligors (on behalf of itself and its Affiliates) and its successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under any of the Obligors, for its past, present and future employees, agents, representatives, officers, directors, shareholders, and trustees (each, a “Releasing Party” and collectively, the “Releasing Parties”), does hereby release and discharge, and shall be deemed to have forever released and discharged, the Credit Parties, and the Credit Parties’ respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, affiliates, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any of the foregoing would be liable if such persons or entities were found to be liable to any Releasing Party, or any of them (collectively hereinafter the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including, without limitation, any so called “lender liability” claims, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses and incidental, consequential and punitive damages payable to third parties, or any claims arising under 11 U.S.C. §§ 541-550 or any claims for avoidance or recovery under any other federal, state or foreign law equivalent), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Lender Parties in their capacities as such under any of the Loan Documents, whether held in a personal or representative capacity, solely to the extent based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including (but not after) the date hereof in any way, directly or indirectly arising out of, connected with or relating to any of this Agreement, the Loan Documents and the transactions contemplated hereby or thereby, or any other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing (each, a “Claim” and collectively, the “Claims”). Each Releasing Party further stipulates and agrees with respect to all Claims, that it hereby waives, to the fullest extent permitted by applicable law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, or any principle of common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this Section 9.

SECTION 10.                     GOVERNING LAW.  THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 11.                     WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 12.                     SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Guarantors, and the Credit Parties, and each of their respective successors and assigns, and shall not inure to the benefit of any third parties.  The execution and delivery of this Agreement by any Lender prior to the Forbearance Effective Date shall be binding upon its successors and assigns and shall be effective as to any Loans or Commitments assigned to it after such execution and delivery.

SECTION 13.                     NO THIRD PARTY BENEFICIARIES.  This Agreement is made and entered into for the sole protection and benefit of the parties hereto and no other person or entity shall have any right of action hereon, right to claim any right or benefit from the terms contained herein, or be deemed a third party beneficiary hereunder.

SECTION 14.                     REVIEW AND CONSTRUCTION OF DOCUMENTS.  Each party hereto hereby acknowledges, and represents and warrants to the other parties hereto, that:

(a)                                 it has had the opportunity to consult with legal counsel of its own choice and has been afforded an opportunity to review this Agreement with legal counsel;

(b)                                 it has carefully reviewed this Agreement and fully understands all terms and provisions of this Agreement;

(c)                                  it has freely, voluntarily, knowingly, and intelligently entered into this Agreement of its own free will and volition;

(d)                                 none of the Credit Parties have a fiduciary relationship with any of the Obligors and the Obligors do not have a fiduciary relationship with the Credit Parties, and the relationship between the Credit Parties, on the one hand, and the Obligors, on the other hand, is solely that of creditor and debtor; and

(e)                                  no joint venture exists among the Obligors and the Credit Parties.

SECTION 15.                     Notices.  All notices and requests in connection with this Agreement shall be given in accordance with  Section 11.02 of the Credit Agreement.

SECTION 16.                     ENTIRE AGREEMENT; AMENDMENT.  THIS AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO REGARDING

THE CREDIT PARTIES’ FORBEARANCE WITH RESPECT TO THEIR RIGHTS AND REMEDIES WHICH MAY ARISE AS A RESULT OF THE SPECIFIED EVENTS OF DEFAULT AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSION OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the Borrowers, the Lenders constituting the Required Lenders and, to the extent required under Section 11.01 of the Credit Agreement, and the Administrative Agent.

SECTION 17.                     SEVERABILITY.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 18.                     COUNTERPARTS.  This Agreement may be executed by the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  An executed signature page of this Agreement may be delivered by facsimile transmission or electronic PDF of the relevant signature page hereof.

SECTION 19.                     FURTHER ASSURANCES.  The Obligors agree to execute, acknowledge, deliver, file and record such further certificates, instruments and documents, and to do all other acts and things, as may be reasonably requested by the Administrative Agent and necessary or reasonably advisable to carry out the intents and purposes of this Agreement.

SECTION 20.                     HEADINGS.  Section headings used in this Agreement are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first written above.

WEATHERFORD INTERNATIONAL LTD.

By:	/s/ Mohammed Dadhiwala
	Name:	Mohammed Dadhiwala
	Title:	Vice President

WEATHERFORD INTERNATIONAL PLC

By:	/s/ Valentin Mueller
	Name:	Valentin Mueller
	Title:	Vice President

WOFS ASSURANCE LIMITED

By:	/s/ Mohammed Dadhiwala
	Name:	Mohammed Dadhiwala
	Title:	Vice President

AUSTRALIA GUARANTOR:

WEATHERFORD AUSTRALIA PTY LIMITED

By:	/s/ Antonino Gullotti
	Name:	Antonino Gullotti
	Title:	Director

By:	/s/ Robert De Gasperis
	Name:	Robert De Gasperis
	Title:	Director

BERMUDA GUARANTORS:

KEY INTERNATIONAL DRILLING COMPANY LIMITED

By:	/s/ Andrew Gold
	Name:	Andrew Gold
	Title:	President

SABRE DRILLING LTD.

By:	/s/ Mohammed Dadhiwala
	Name:	Mohammed Dadhiwala
	Title:	Vice President

WEATHERFORD BERMUDA HOLDINGS LTD.

By:	/s/ Mohammed Dadhiwala
	Name:	Mohammed Dadhiwala
	Title:	Vice President

WEATHERFORD INTERNATIONAL HOLDING (BERMUDA) LTD.

By:	/s/ Mohammed Dadhiwala
	Name:	Mohammed Dadhiwala
	Title:	Vice President

WEATHERFORD PANGAEA HOLDINGS LTD.

By:	/s/ Mohammed Dadhiwala
	Name:	Mohammed Dadhiwala
	Title:	Vice President

WEATHERFORD SERVICES, LTD.

By:	/s/ Mohammed Dadhiwala
	Name:	Mohammed Dadhiwala
	Title:	Director

WEATHERFORD HOLDINGS (BERMUDA) LTD.

By:	/s/ Mohammed Dadhiwala
	Name:	Mohammed Dadhiwala
	Title:	Vice President

BVI GUARANTORS:

WEATHERFORD COLOMBIA LIMITED

By:	/s/ Mohammed Dadhiwala
	Name:	Mohammed Dadhiwala
	Title:	Vice President

WEATHERFORD DRILLING INTERNATIONAL (BVI) LTD.

By:	/s/ Tan Kah Huan
	Name:	Tan Kah Huan
	Title:	Director

WEATHERFORD DRILLING INTERNATIONAL HOLDINGS (BVI) LTD.

By:	/s/ Mohammed Dadhiwala
	Name:	Mohammed Dadhiwala
	Title:	Vice President

WEATHERFORD HOLDINGS (BVI) LTD.

By:	/s/ Tan Kah Huan
	Name:	Tan Kah Huan
	Title:	Director

WEATHERFORD OIL TOOL MIDDLE EAST LIMITED

By:	/s/ Tan Kah Huan
	Name:	Tan Kah Huan
	Title:	Director

CANADA GUARANTORS:

WEATHERFORD CANADA LTD.

By:	/s/ J. David Reed
	Name:	J. David Reed
	Title:	Director & Vice President

WEATHERFORD (NOVA SCOTIA) ULC

By:	/s/ J. David Reed
	Name:	J. David Reed
	Title:	Director & Vice President

ENGLAND GUARANTORS:

WEATHERFORD EURASIA LIMITED

By:	/s/ Richard Strachan
	Name:	Richard Strachan
	Title:	Director

WEATHERFORD U.K. LIMITED

By:	/s/ Richard Strachan
	Name:	Richard Strachan
	Title:	Director

LUXEMBOURG GUARANTORS:

WEATHERFORD EUROPEAN HOLDINGS (LUXEMBOURG) S.À R.L.

By:	/s/ Mathias Neuenschwander
	Name:	Mathias Neuenschwander
	Title:	Manager A

WEATHERFORD INTERNATIONAL (LUXEMBOURG) HOLDINGS S.À R.L.

By:	/s/ Mathisas Neuenschwander
	Name:	Mathisas Neuenschwander
	Title:	Manager A

NETHERLANDS GUARANTOR:

WEATHERFORD NETHERLANDS B.V.

By:	/s/ August Willem Versteeg
	Name:	August Willem Versteeg
	Title:	Director

NORWAY GUARANTOR:

WEATHERFORD NORGE AS

By:	/s/ Geir Egil Moller Olsen
	Name:	Geir Egil Moller Olsen
	Title:	Director

PANAMA GUARANTOR:

WEATHERFORD SERVICES S. DE R.L.

By:	/s/ Mohammed Dadhiwala
	Name:	Mohammed Dadhiwala
	Title:	Administrator

SWITZERLAND GUARANTOR:

WEATHERFORD MANAGEMENT COMPANY SWITZERLAND SARL

By:	/s/ Valentin Mueller
	Name:	Valentin Mueller
	Title:	Managing Officer

WEATHERFORD PRODUCTS GMBH

By:	/s/ Andrzej Puchala
	Name:	Andrzej Puchala
	Title:	Managing Officer

WEATHERFORD SWITZERLAND TRADING AND DEVELOPMENT GMBH

By:	/s/ Phillip Andermatt
	Name:	Phillip Andermatt
	Title:	Managing Officer

WEATHERFORD WORLDWIDE HOLDINGS GMBH

By:	/s/ Valentin Mueller
	Name:	Valentin Mueller
	Title:	Managing Officer

WOFS INTERNATIONAL FINANCE GMBH

By:	/s/ Andrzej Puchala
	Name:	Andrzej Puchala
	Title:	Managing Officer

WOFS SWISS FINANCE GMBH

By:	/s/ Ariana Cabariu-Truong
	Name:	Ariana Cabariu-Truong
	Title:	Managing Officer

WEATHERFORD HOLDINGS (SWITZERLAND) GMBH

By:	/s/ Valentin Mueller
	Name:	Valentin Mueller
	Title:	Managing Officer

LOUISIANA GUARANTOR:

WEATHERFORD U.S., L.P.

By:	/s/ Christine M. Morrison
	Name:	Christine M. Morrison
	Title:	Vice President & Secretary

DELAWARE GUARANTORS:

PD HOLDINGS (USA), L.P.
PRECISION ENERGY SERVICES, INC.
WEATHERFORD ARTIFICIAL LIFT SYSTEMS, LLC
WEATHERFORD INVESTMENT INC.
WEATHERFORD INTERNATIONAL, LLC
WEATHERFORD HOLDINGS U.S. LLC
WEATHERFORD/LAMB, INC.
WEATHERFORD U.S. HOLDINGS, L.L.C.
WEUS HOLDING, LLC

By:	/s/ Christine M. Morrison
	Name:	Christine M. Morrison
	Title:	Vice President & Secretary

CALIFORNIA GUARANTOR:

VISUAL SYSTEMS, INC.

By:	/s/ Christine M. Morrison
	Name:	Christine M. Morrison
	Title:	Director

TEXAS GUARANTOR:

PRECISION OILFIELD SERVICES, LLP,

By:	/s/ Christine M. Morrison
	Name:	Christine M. Morrison
	Title:	Vice President & Secretary

[Lender Signatures]

Schedule I

AMOUNT OF SECURED OBLIGATIONS

a)	Unused Commitment Fee
b)	Revolving Credit Loans — Principal	$316,742,581.42
c)	Revolving Credit Loans — Interest	$1,207,581.09
d)	Accrued and unpaid Facility Fees	$0.00
	Total Amount	$317,950,162.51